Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbells.com	thomas_hushen@campbells.com

CAMPBELL REPORTS SECOND-QUARTER RESULTS

•Campbell Raises Fiscal 2020 Adjusted Earnings Per Share (EPS) Guidance Range to $2.55 - $2.60
•Net Sales were Comparable to Prior Year; Organic Net Sales Increased 1%
•EPS from Continuing Operations of $0.56 Decreased 3% Primarily Reflecting Loss on Extinguishment of Debt; Adjusted EPS of $0.72 Increased 11%
•Significant Reduction in Debt Levels Compared to Prior Year Following Successful Completion of Previously Announced Divestiture Plan

CAMDEN, N.J., Mar. 4, 2020—Campbell Soup Company (NYSE:CPB) today reported its second-quarter results for fiscal 2020.

Continuing Operations	Three Months Ended			Six Months Ended
($ in millions, except per share)
	Jan. 26, 2020	Jan. 27, 2019	% Change	Jan. 26, 2020	Jan. 27, 2019	% Change
Net Sales
As Reported (GAAP)	$2,162	$2,172	—%	$4,345	$4,374	(1)%
Organic			1%			—%
Earnings Before Interest and Taxes (EBIT)
As Reported (GAAP)	$350	$325	8%	$667	$651	2%
Adjusted	$364	$349	4%	$756	$720	5%
Diluted Earnings Per Share
As Reported (GAAP)	$0.56	$0.58	(3)%	$1.12	$1.18	(5)%
Adjusted	$0.72	$0.65	11%	$1.51	$1.36	11%

Note: A detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information is included at the end of this news release.

CEO Comments
Mark Clouse, Campbell’s President and CEO, stated, “I am pleased that we delivered another high-quality quarter with organic sales, and adjusted gross margin, EBIT and earnings, growing in-line with or above our expectations. Additionally, I am very pleased with our successful deleveraging in the quarter, resulting in a much-improved leverage ratio. Given the momentum of the business and lower adjusted interest expense from our debt reduction, we are able to make important incremental investments in the business in the second half while increasing adjusted EPS guidance for the year.”

Items Impacting Comparability for Continuing Operations
The table below presents a summary of items impacting comparability in each period. A detailed reconciliation of the reported (GAAP) financial information to the adjusted information is included at the end of this news release.

	Diluted Earnings Per Share
	Three Months Ended		Six Months Ended
	Jan. 26, 2020	Jan. 27, 2019	Jan. 26, 2020	Jan. 27, 2019
As Reported (GAAP)	$0.56	$0.58	$1.12	$1.18

Restructuring charges, implementation costs and other related costs associated with cost savings initiatives	$0.06	$0.06	$0.09	$0.17

Loss on extinguishment of debt	$0.19	—	$0.19	—

Tax (benefit) / loss on sale of European chips business	$(0.06)	—	$0.14	—

Pension settlement gains	$(0.03)	—	$(0.03)	—

Nonrecurring tax expense related to U.S. Tax Reform	—	$0.01	—	$0.01
Adjusted	$0.72	$0.65	$1.51	$1.36

Second-Quarter Results from Continuing Operations
Net sales were comparable to the prior year. Organic net sales, which exclude the impact from the sale of the European chips business, increased 1% from the prior year driven by gains in Snacks.

Gross margin increased from 32.5% to 34.3%. Excluding items impacting comparability, adjusted gross margin increased 150 basis points to 34.4% driven primarily by productivity improvements, the benefits from cost savings initiatives and favorable product mix, offset partly by cost inflation.

Marketing and selling expenses increased 7% to $237 million driven primarily by increased investments in advertising and consumer promotion expenses. Administrative expenses increased 1% to $148 million. Excluding items impacting comparability, adjusted administrative expenses decreased 1%, primarily reflecting the benefits of cost savings initiatives.

Other income was $22 million as compared to $8 million in the prior year. Excluding items impacting comparability, adjusted other income was $11 million compared to $8 million in the prior year. The year-over-year change in adjusted other income primarily reflects higher pension and postretirement benefit income.

As reported EBIT increased 8% to $350 million. Excluding items impacting comparability, adjusted EBIT increased 4% to $364 million as improved gross margin performance was offset partly by increased marketing investment.

Net interest expense was $146 million compared to $91 million in the prior year reflecting a loss on the extinguishment of debt. Excluding items impacting comparability in the current year, adjusted net interest expense decreased 22% from the prior year to $71 million reflecting lower levels of debt. The tax rate was 16.2% as compared to 24.8% in the prior year. Excluding items impacting comparability, the adjusted tax rate increased 90 basis points to 24.9%.

The company reported EPS of $0.56 reflecting a loss on the extinguishment of debt. Excluding items impacting comparability, adjusted EPS increased 11% to $0.72 per share, reflecting the lower adjusted net interest expense and increase in adjusted EBIT.

First-Half Results from Continuing Operations
Net sales decreased 1% reflecting a 1-point negative impact from the sale of the European chips business. Organic net sales were comparable to the prior year.

As reported EBIT increased 2% to $667 million. Excluding items impacting comparability, adjusted EBIT increased 5% to $756 million reflecting benefits of cost savings initiatives and supply chain productivity improvements and favorable product mix, offset partly by cost inflation and increased marketing investment.

Net interest expense was $226 million compared to $181 million in the prior year reflecting a loss on the extinguishment of debt. Excluding items impacting comparability in the current year, adjusted net interest expense decreased 17% from the prior year to $151 million reflecting lower levels of debt. The tax rate decreased from 24.3% to 22.9%. Excluding items impacting comparability, the adjusted tax rate increased 60 basis points from 23.9% to 24.5%.

The company reported EPS of $1.12 per share. Excluding items impacting comparability, adjusted EPS increased 11% to $1.51 per share reflecting the increase in adjusted EBIT and lower adjusted net interest expense.

Cash flows from operations were $663 million compared to $846 million in the prior year due primarily to changes in accrued liabilities, including incentive compensation and interest. Total debt was $5.8 billion compared to $9.5 billion in the prior year primarily due to successful deleveraging in the quarter following the completion of the company’s previously announced divestiture plan. The company reduced net debt from continuing operations by $3.3 billion to $5.8 billion compared to the prior year, resulting in a net debt to trailing twelve-month adjusted EBITDA* of 3.5x. In line with the company’s commitment to returning value to shareholders, during the first half of fiscal 2020, the company paid $213 million of cash dividends reflecting the quarterly dividend rate of $0.35 per share.

Campbell Raises Fiscal 2020 Adjusted EPS Guidance
Campbell now expects adjusted EPS to be in the range of $2.55 to $2.60 per share, reflecting lower adjusted net interest expense due to reduced debt and EBIT momentum through the first half, which will be partly offset by incremental investments in the business in the second half of the year. Campbell continues to expect full-year reported and organic net sales, as well as adjusted EBIT, to be consistent with guidance provided on Dec. 04, 2019.

Fiscal 2020 comprises 53 weeks, one additional week compared to fiscal 2019. The benefit of the 53rd week, consistent with the prior fiscal 2020 guidance, is estimated to be worth two points of net sales, adjusted EBIT and adjusted EPS. The outlook for organic net sales excludes the negative impact from the sale of the European chips business along with the estimated contribution of the 53rd week.

Continuing Operations	2019 Results	Previous 2020 Guidance	Updated 2020 Guidance
($ in millions, except per share)
Net Sales	$8,107	-1 to +1%	-1 to +1%

Organic Net Sales		-1 to +1%	-1 to +1%

Adjusted EBIT	$1,266*	+2 to +4%	+2 to +4%

Adjusted EPS	$2.30*	+9 to +11% $2.50 to $2.55	+11 to +13% $2.55 to $2.60

* Adjusted - refer to the detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information at the end of this news release.
Note: A non-GAAP reconciliation is not provided for 2020 guidance as certain amounts are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to reflect the company's ongoing business results.

Cost Savings Program from Continuing Operations
In the second quarter of fiscal 2020, Campbell achieved $45 million in savings under its multi-year cost savings program, inclusive of Snyder’s-Lance synergies, bringing total program-to-date savings to $650 million. Year-to-date savings of $90 million through the first half of fiscal 2020 are pacing on schedule. As previously announced, the company expects to deliver cumulative annualized savings of $850 million by the end of fiscal 2022.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

	Three Months Ended Jan. 26, 2020
	($ in millions)
	Meals & Beverages	Snacks	Total
Net Sales, as Reported	$1,224	$938	$2,162

Volume and Mix	—%	2%	1%
Price and Sales Allowances	2%	—%	1%
Promotional Spending	(2)%	—%	(1)%
Organic Net Sales	—%	2%	1%
Currency	—%	—%	—%
Divestiture	—%	(3)%	(1)%
% Change vs. Prior Year	—%	(1)%	—%

Segment Operating Earnings	$242	$136
% Change vs. Prior Year	(4)%	3%
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

	Six Months Ended Jan. 26, 2020
	($ in millions)
	Meals & Beverages	Snacks	Total
Net Sales, as Reported	$2,418	$1,927	$4,345

Volume and Mix	(1)%	2%	—%
Price and Sales Allowances	2%	—%	1%
Promotional Spending	(2)%	—%	(1)%
Organic Net Sales	(1)%	2%	—%
Currency	—%	—%	—%
Divestiture	—%	(2)%	(1)%
% Change vs. Prior Year	(1)%	—%	(1)%

Segment Operating Earnings	$524	$261
% Change vs. Prior Year	(3)%	2%
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Meals & Beverages
Net sales in the quarter were comparable to prior year driven primarily by gains in Prego pasta sauces and U.S. soup, partly offset by declines in beverages. Net sales of U.S. soup increased 1% with gains in condensed soups and broth, offset partly by declines in ready-to-serve soups.

Segment operating earnings decreased 4% to $242 million. The decrease was driven primarily by increased marketing investment and higher administrative costs offset partly by improved gross margin performance.

Snacks
Net sales in the quarter decreased 1%. Excluding the impact from the sale of the European chips business, net sales increased 2% driven primarily by gains in Goldfish crackers and Pepperidge Farm cookies, as well as gains in Kettle Brand and Cape Cod potato chips, offset partly by declines in fresh bakery products and the partner brands within the Snyder’s-Lance portfolio as the company continues its planned prioritization of select partners to reduce complexity and improve execution.

Segment operating earnings increased 3% to $136 million. The increase was primarily due to improved gross margin performance offset partly by increased marketing investment.

Corporate

Corporate expenses in the second quarter of fiscal 2020 included costs related to cost savings initiatives of $18 million and pension settlement gains of $11 million. Corporate expenses in the second quarter of fiscal 2019 included costs related to cost savings initiatives of $22 million. The remaining decrease in expenses primarily reflects lower administrative costs and higher pension and postretirement benefit income.

Discontinued Operations
The results for Campbell Fresh and Campbell International are reported as discontinued operations. The company completed the divestiture of the Campbell Fresh segment in fiscal 2019, the divestiture of Kelsen Group on Sept. 23, 2019, and the divestiture of Arnott’s and certain of Campbell’s international operations on Dec. 23, 2019. The company reported a gain from discontinued operations in the second quarter of fiscal 2020 of $3.41 per share compared to a loss of $0.78 per share in the prior year. Excluding items impacting comparability, the adjusted earnings from discontinued operations were $0.04 per share compared to $0.12 per share in the prior year.

Conference Call and Webcast
Campbell will host a conference call to discuss these results today at 8:30 a.m. Eastern Time. To join, dial +1 (703) 639-1316. The access code is 4580305. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, will be available at investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on March 18, 2020, at +1 (404) 537-3406. The access code for the replay is 4580305.

Reportable Segments
Campbell Soup Company earnings results are reported as follows:

Meals & Beverages includes the retail and foodservice businesses in the U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific Foods broth, soups and non-dairy beverages; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; Plum baby food and snacks; V8 juices and beverages; and, Campbell’s tomato juice.

Snacks includes Pepperidge Farm cookies, crackers, fresh bakery and frozen products in U.S. retail, including Milano cookies and Goldfish crackers, as well as Snyder’s of Hanover pretzels, Lance sandwich crackers, Cape Cod and Kettle Brand potato chips, Late July snacks, Snack Factory Pretzel Crisps, Pop Secret popcorn, Emerald nuts, and other snacking products in the U.S. and Canada. Beginning in fiscal 2020, the segment also includes the retail business in Latin America. Prior to fiscal 2020, the business in Latin America was managed as part of the Meals & Beverages segment. Prior-period segment results have been adjusted retrospectively to reflect this change. On Oct. 11, 2019, Campbell completed the sale of the European chips business. The results for the European chips business up through the time of sale are included as part of the Snacks segment.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our purpose, "Real food that matters for life's moments." For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the FTSE4Good Index.
For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including any statements made regarding sales, EBIT and EPS guidance, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) the company’s ability to execute on and realize the expected benefits from its strategy, including growing sales in snacks and maintaining its market share position in soup; (2) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (3) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (4) the company’s indebtedness and ability to pay such indebtedness; (5) the ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions; (6) disruptions to the company’s supply chain and/or operations, including from the recent coronavirus outbreak as well as fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (7) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (8) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (9) changing inventory management practices by certain of the company’s key customers; (10) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers maintain significance to the company’s business; (11) product quality and safety issues, including recalls and product liabilities; (12) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (13) the uncertainties of litigation and regulatory actions against the company; (14) the costs, disruption and diversion of management’s attention associated with activist investors; (15) a material failure in or breach of the company’s information technology systems; (16) impairment to goodwill or other intangible assets; (17) the company’s ability to protect its intellectual property rights; (18) increased liabilities and costs related to the company’s defined benefit pension plans; (19) the company’s ability to attract and retain key talent; (20) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (21) unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters, pandemics or other calamities; and (22) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.
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CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	January 26, 2020	January 27, 2019
Net sales	$2,162	$2,172
Costs and expenses
Cost of products sold	1,420	1,466
Marketing and selling expenses	237	221
Administrative expenses	148	146
Research and development expenses	22	20
Other expenses / (income)	(22)	(8)
Restructuring charges	7	2
Total costs and expenses	1,812	1,847
Earnings before interest and taxes	350	325
Interest, net	146	91
Earnings before taxes	204	234
Taxes on earnings	33	58
Earnings from continuing operations	171	176
Earnings (loss) from discontinued operations	1,037	(235)
Net earnings (loss)	1,208	(59)
Net loss attributable to noncontrolling interests	—	—
Net earnings (loss) attributable to Campbell Soup Company	$1,208	$(59)
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.57	$.58
Earnings (loss) from discontinued operations	3.43	(.78)
Net earnings (loss) attributable to Campbell Soup Company	$4.00	$(.20)
Dividends	$.35	$.35
Weighted average shares outstanding - basic	302	301
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.56	$.58
Earnings (loss) from discontinued operations	3.41	(.78)
Net earnings (loss) attributable to Campbell Soup Company	$3.97	$(.20)
Weighted average shares outstanding - assuming dilution	304	302

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Six Months Ended
	January 26, 2020	January 27, 2019
Net sales	$4,345	$4,374
Costs and expenses
Cost of products sold	2,865	2,942
Marketing and selling expenses	443	432
Administrative expenses	282	294
Research and development expenses	44	43
Other expenses / (income)	34	(8)
Restructuring charges	10	20
Total costs and expenses	3,678	3,723
Earnings before interest and taxes	667	651
Interest, net	226	181
Earnings before taxes	441	470
Taxes on earnings	101	114
Earnings from continuing operations	340	356
Earnings (loss) from discontinued operations	1,034	(221)
Net earnings	1,374	135
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$1,374	$135
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$1.13	$1.18
Earnings (loss) from discontinued operations	3.44	(.73)
Net earnings attributable to Campbell Soup Company*	$4.56	$.45
Dividends	$.70	$.70
Weighted average shares outstanding - basic	301	301
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.12	$1.18
Earnings (loss) from discontinued operations	3.41	(.73)
Net earnings attributable to Campbell Soup Company	$4.53	$.45
Weighted average shares outstanding - assuming dilution	303	302
*The sum of individual per share amounts may not add due to rounding.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	January 26, 2020	January 27, 2019	Percent Change
Sales
Contributions:
Meals & Beverages	$1,224	$1,222	—%
Snacks	938	949	(1)%
Corporate	—	1	n/m
Total sales	$2,162	$2,172	—%
Earnings
Contributions:
Meals & Beverages	$242	$253	(4)%
Snacks	136	132	3%
Total operating earnings	378	385	(2)%
Corporate	(21)	(58)
Restructuring charges	(7)	(2)
Earnings before interest and taxes	350	325	8%
Interest, net	146	91
Taxes on earnings	33	58
Earnings from continuing operations	171	176
Earnings (loss) from discontinued operations	1,037	(235)
Net earnings (loss)	1,208	(59)	n/m
Net loss attributable to noncontrolling interests	—	—
Net earnings (loss) attributable to Campbell Soup Company	$1,208	$(59)	n/m
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.56	$.58
Earnings (loss) from discontinued operations	3.41	(.78)
Net earnings (loss) attributable to Campbell Soup Company	$3.97	$(.20)	n/m
n/m - not meaningful

Beginning in fiscal 2020, the business in Latin America is managed as part of the Snacks segment. In fiscal 2019, the business in Latin America was managed as part of the Meals & Beverages segment.

On June 16, 2019, the company sold its Bolthouse Farms business. In the third quarter of fiscal 2019, the company also sold its refrigerated soup plant and its Garden Fresh Gourmet business. Beginning in the third quarter of fiscal 2019, the results of these businesses were reported as discontinued operations. The businesses were historically included in the Campbell Fresh segment. A portion of the U.S. refrigerated soup business was retained and is reported as part of foodservice in Meals & Beverages.

On September 23, 2019, the company sold the Kelsen Group; and on December 23, 2019, the company sold its Arnott's business and certain other international operations. Beginning in the fourth quarter of fiscal 2019, the results of these businesses were reported as discontinued operations. The businesses were historically included in the Snacks segment.
Prior periods have been adjusted retrospectively to reflect these changes.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Six Months Ended
	January 26, 2020	January 27, 2019	Percent Change
Sales
Contributions:
Meals & Beverages	$2,418	$2,451	(1)%
Snacks	1,927	1,922	—%
Corporate	—	1	n/m
Total sales	$4,345	$4,374	(1)%
Earnings
Contributions:
Meals & Beverages	$524	543	(3)%
Snacks	261	257	2%
Total operating earnings	785	800	(2)%
Corporate	(108)	(129)
Restructuring charges	(10)	(20)
Earnings before interest and taxes	667	651	2%
Interest, net	226	181
Taxes on earnings	101	114
Earnings from continuing operations	340	356
Earnings (loss) from discontinued operations	1,034	(221)
Net earnings	1,374	135	n/m
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$1,374	$135	n/m
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.12	$1.18
Earnings (loss) from discontinued operations	3.41	(.73)
Net earnings attributable to Campbell Soup Company	$4.53	$.45	n/m
n/m - not meaningful

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	January 26, 2020	January 27, 2019
Current assets	$1,556	$1,605
Current assets of discontinued operations	—	690
Plant assets, net	2,336	2,431
Intangible assets, net	7,361	7,487
Other assets	401	187
Noncurrent assets of discontinued operations	—	1,705
Total assets	$11,654	$14,105
Current liabilities	$2,536	$2,671
Current liabilities of discontinued operations	—	628
Long-term debt	4,919	7,996
Other liabilities	1,700	1,471
Noncurrent liabilities of discontinued operations	—	61
Total equity	2,499	1,278
Total liabilities and equity	$11,654	$14,105
Total debt*	$5,821	$9,457
Total cash and cash equivalents*	$58	$203
*Includes discontinued operations.

On December 23, 2019, the company sold its Arnott's business and certain other international operations. On September 23, 2019, the company sold the Kelsen Group. On June 16, 2019, the company sold its Bolthouse Farms business. In the third quarter of fiscal 2019, the company also sold its refrigerated soup plant and its Garden Fresh Gourmet business. The assets and liabilities of these businesses are reported as assets and liabilities of discontinued operations as of January 27, 2019.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Six Months Ended
	January 26, 2020	January 27, 2019
Cash flows from operating activities:
Net earnings	$1,374	$135
Adjustments to reconcile net earnings to operating cash flow
Impairment charges	—	360
Restructuring charges	10	21
Stock-based compensation	33	31
Pension and postretirement benefit income	(47)	(29)
Depreciation and amortization	162	241
Deferred income taxes	32	(40)
Net gain on sales of businesses	(972)	—
Loss on extinguishment of debt	75	—
Other	53	18
Changes in working capital, net of acquisition and divestitures
Accounts receivable	(112)	(150)
Inventories	73	122
Prepaid assets	11	(2)
Accounts payable and accrued liabilities	(9)	170
Other	(20)	(31)
Net cash provided by operating activities	663	846
Cash flows from investing activities:
Purchases of plant assets	(167)	(198)
Purchases of route businesses	(6)	(23)
Sales of route businesses	5	25
Business acquired, net of cash acquired	—	(18)
Sales of businesses, net of cash divested	2,533	—
Other	3	11
Net cash provided by (used in) investing activities	2,368	(203)
Cash flows from financing activities:
Short-term borrowings	3,680	2,831
Short-term repayments	(4,350)	(3,274)
Long-term repayments	(499)	—
Dividends paid	(213)	(212)
Treasury stock issuances	4	—
Payments related to tax withholding for stock-based compensation	(9)	(7)
Payments related to extinguishment of debt	(1,765)	—
Payments of debt issuance costs	—	(1)
Net cash used in financing activities	(3,152)	(663)
Effect of exchange rate changes on cash	—	(3)
Net change in cash and cash equivalents	(121)	(23)
Cash and cash equivalents — beginning of period	31	49
Cash balance of discontinued operations — beginning of period	148	177
Cash balance of discontinued operations — end of period	—	(157)
Cash and cash equivalents — end of period	$58	$46

Reconciliation of GAAP to Non-GAAP Financial Measures
Second Quarter Ended January 26, 2020
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance. Beginning in the third quarter of fiscal 2019, the results of the Campbell Fresh segment were reported as discontinued operations. Beginning in the fourth quarter of fiscal 2019, the results of the Kelsen Group, Arnott's and certain other international operations (Campbell International), which represented the former international biscuits and snacks operating segment, are reported as discontinued operations. On October 11, 2019, the company sold its European chips business. The results of the business through the date of sale are reflected in continuing operations within the Snacks segment.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency, acquisitions, divestitures, and the additional week in fiscal 2020. Management believes that excluding these items, which are not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	January 26, 2020			January 27, 2019			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$1,224	$(1)	$1,223	$1,222	$—	$1,222	—%	—%
Snacks	938	—	938	949	(32)	917	(1)%	2%
Corporate	—	—	—	1	—	1	n/m	n/m
Total Net Sales	$2,162	$(1)	$2,161	$2,172	$(32)	$2,140	—%	1%

Six Months Ended
	January 26, 2020			January 27, 2019			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$2,418	$1	$2,419	$2,451	$—	$2,451	(1)%	(1)%
Snacks	1,927	1	1,928	1,922	(32)	1,890	—%	2%
Corporate	—	—	—	1	—	1	n/m	n/m
Total Net Sales	$4,345	$2	$4,347	$4,374	$(32)	$4,342	(1)%	—%
n/m - not meaningful
Items Impacting Earnings
Management believes that financial information excluding certain items that are not considered to reflect the ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, management believes that investors may be able to better understand its results excluding these items.

The following items impacted earnings:
Continuing Operations
(1)The company has implemented several cost savings initiatives in recent years.
In the second quarter of fiscal 2020, the company recorded Restructuring charges of $7 million and implementation costs and other related costs of $13 million in Administrative expenses, $2 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $19 million after tax, or $.06 per share) related to these initiatives. In the six-month period of fiscal 2020, the company recorded Restructuring charges of $10 million and implementation costs and other related costs of $21 million in Administrative expenses, $2 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $27 million after tax, or $.09 per share) related to these initiatives. Of these amounts, $2 million related to accelerated depreciation. In the second quarter of fiscal 2019, the company recorded Restructuring charges of $2 million and implementation costs and other related costs of $10 million in Administrative expenses, $9 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $18 million after tax, or $.06 per share) related to these initiatives. In the six-month period of fiscal 2019, the company recorded Restructuring charges of $20 million and implementation costs and other related costs of $23 million in Administrative expenses, $21 million in Cost of products sold, $4 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $52 million after tax, or $.17 per share). Of these amounts, $21 million related to accelerated depreciation. For the year ended July 28, 2019, the company recorded Restructuring charges of $31 million and implementation costs and other related costs of $62 million in Administrative expenses, $18 million in Cost of products sold, $7 million in Marketing and selling expenses, and $3 million in Research and development expenses (aggregate impact of $92 million after tax, or $.30 per share) related to these initiatives. Of these amounts, $18 million related to accelerated depreciation.
(2)In the second quarter of fiscal 2020, the company recorded a loss in Interest expense of $75 million ($57 million after tax, or $.19 per share) on the extinguishment of debt.
(3)In the second quarter of fiscal 2020, the company recognized a pre-tax pension settlement gain in Other expenses / (income) of $11 million ($8 million after tax, or $.03 per share) associated with U.S. and Canadian pension plans. For the year ended July 28, 2019, the company recognized a pre-tax pension settlement charge in Other expenses / (income) of $28 million ($22 million after tax, or $.07 per share) associated with a U.S. pension plan. The settlements resulted from the level of lump sum distributions from the plans' assets.
(4)In the second quarter of fiscal 2020, the company recorded a tax benefit of $19 million ($.06 per share) on the sale of its European chips business. In the six-month period of fiscal 2020, the company recorded a loss in Other expenses / (income) of $64 million ($41 million after tax, or $.14 per share) on the sale of its European chips business.
(5)In fiscal 2019, the company reflected the impact on taxes of the enactment of the Tax Cuts and Jobs Act that was signed into law in December 2017. In the second quarter of fiscal 2019, the company recorded a tax charge of $2 million ($.01 per share) related to a transition tax on unremitted foreign earnings.
(6)For the year ended July 28, 2019, the company performed an assessment on the assets within the European chips business and recorded a non-cash impairment charge of $16 million ($13 million after tax, or $.04 per share) on intangible assets in Other expenses / (income).
(7)For the year ended July 28, 2019, the company incurred losses of $122 million in Other expenses / (income) ($93 million after tax, or $.31 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans.
Discontinued Operations
(1)In the six-month period of fiscal 2019, the company recorded a charge of $1 million pre tax and after tax related to the cost savings initiatives.
(4)In the second quarter of fiscal 2020, the company recognized gains of $1.087 billion associated with the sale of the Arnott's business and certain other international operations. In addition, the company recorded tax expense of $4 million associated with the sale of the Kelsen Group. The aggregate impact was $1.025 billion after tax, or $3.37 per share. In the six-month period of fiscal 2020, the company recognized net gains of $1.036 billion ($998 million after tax, or $3.29 per share) associated with the sale of its Campbell International businesses. In the second quarter of fiscal 2019, the company incurred costs of $10 million ($8 million after tax, or $.03 per share) associated with the planned divestitures of its Campbell Fresh and Campbell International businesses. In the six-month period of fiscal 2019, the company incurred costs of $12 million ($9 million after tax, or $.03 per share) associated with the planned divestitures of its Campbell Fresh and Campbell International businesses.
For the year ended July 28, 2019, the company incurred pre-tax expenses of $32 million associated with the sale process of the businesses in Campbell Fresh, including transaction costs. In addition, the company recorded tax expense of $29 million as deferred tax assets on Bolthouse Farms were not realizable. The aggregate impact was $51 million after tax, or $.17 per share. For the year ended July 28, 2019, the company also incurred costs of $12 million

($10 million after tax, or $.03 per share) associated with the planned divestiture of Campbell International. The total aggregate impact was $61 million after tax, or $.20 per share.
(6) In the second quarter of fiscal 2019, interim impairment assessments were performed on the intangible and tangible assets within Campbell Fresh, which included Garden Fresh Gourmet, Bolthouse Farms carrot and carrot ingredients, and Bolthouse Farms refrigerated beverages and salad dressings, as the company continued to pursue the divestiture of these businesses. The company revised its future outlook for earnings and cash flows for each of these businesses as the divestiture process progressed. The company recorded non-cash impairment charges of $104 million on the tangible assets and $73 million on the intangible assets of Bolthouse Farms carrot and carrot ingredients; $96 million on the intangible assets and $9 million on the tangible assets of Bolthouse Farms refrigerated beverages and salad dressings; and $62 million on the intangible assets and $2 million on the tangible assets of Garden Fresh Gourmet. The aggregate impact of the impairment charges was $346 million ($264 million after tax, or $.87 per share).
In the first quarter of fiscal 2019, the company recorded a non-cash impairment charge of $14 million ($11 million after tax, or $.04 per share) on its U.S. refrigerated soup plant assets.
In the six-month period of fiscal 2019, the total non-cash impairment charges recorded were $360 million ($275 million after tax, or $.91 per share).
In the fourth quarter of fiscal 2019, as part of the company's annual review of intangible assets, the company recognized an impairment charge of $7 million on a trademark and $10 million on goodwill in Kelsen due to a lower long-term outlook for sales and the pending sale of the business. The aggregate impact was $17 million ($12 million after tax, or $.04 per share).
For the year ended July 28, 2019, the total non-cash impairment charges recorded were $377 million ($287 million after tax, or $.95 per share).
(7) For the year ended July 28, 2019, the company incurred losses of $12 million ($9 million after tax, or $.03 per share) associated with mark-to-market adjustments for defined pension plans.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	January 26, 2020			January 27, 2019
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$742	$2	$744	$706	$9	$715	4%
Gross margin percentage	34.3%		34.4%	32.5%		32.9%
Marketing and selling expenses	237	(2)	235	221	(2)	219
Administrative expenses	148	(13)	135	146	(10)	136
Research and development expenses	22	(1)	21	20	(1)	19
Other expenses / (income)	(22)	11	(11)	(8)	—	(8)
Restructuring charges	7	(7)	—	2	(2)	—
Earnings before interest and taxes	$350	$14	$364	$325	$24	$349	4%
Interest, net	146	(75)	71	91	—	91
Earnings before taxes	$204	$89	$293	$234	$24	$258
Taxes	33	40	73	58	4	62
Effective income tax rate	16.2%		24.9%	24.8%		24.0%
Earnings from continuing operations	$171	$49	$220	$176	$20	$196	12%
Earnings (loss) from discontinued operations	1,037	(1,025)	12	(235)	272	37	(68)%
Net earnings (loss) attributable to Campbell Soup Company	$1,208	$(976)	$232	$(59)	$292	$233	—%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.56	$.16	$.72	$.58	$.07	$.65	11%
Diluted earnings (loss) per share - discontinued operations	3.41	(3.37)	.04	(.78)	.90	.12	(67)%
Diluted net earnings (loss) per share attributable to Campbell Soup Company	$3.97	$(3.21)	$.76	$(.20)	$.97	$.77	(1)%
(a)See following tables for additional information.

	Three Months Ended
	January 26, 2020
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Loss on extinguishment of debt (2)	Pension settlement (3)	Divestitures (4)	Adjustments
Gross margin	$2	$—	$—	$—	$2
Marketing and selling expenses	(2)	—	—	—	(2)
Administrative expenses	(13)	—	—	—	(13)
Research and development expenses	(1)	—	—	—	(1)
Other expenses / (income)	—	—	11	—	11
Restructuring charges	(7)	—	—	—	(7)
Earnings before interest and taxes	$25	$—	$(11)	$—	$14
Interest, net	—	(75)	—	—	(75)
Earnings before taxes	$25	$75	$(11)	$—	$89
Taxes	6	18	(3)	19	40
Earnings from continuing operations	$19	$57	$(8)	$(19)	$49
Earnings from discontinued operations	—	—	—	(1,025)	(1,025)
Net earnings attributable to Campbell Soup Company	$19	$57	$(8)	$(1,044)	$(976)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.06	$.19	$(.03)	$(.06)	$.16
Diluted earnings per share - discontinued operations	—	—	—	(3.37)	(3.37)
Diluted net earnings per share attributable to Campbell Soup Company	$.06	$.19	$(.03)	$(3.43)	$(3.21)

	Three Months Ended
	January 27, 2019
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Divestitures (4)	Tax reform (5)	Impairment charges (6)	Adjustments
Gross margin	$9	$—	$—	$—	$9
Marketing and selling expenses	(2)	—	—	—	(2)
Administrative expenses	(10)	—	—	—	(10)
Research and development expenses	(1)	—	—	—	(1)
Restructuring charges	(2)	—	—	—	(2)
Earnings before interest and taxes	$24	$—	$—	$—	$24
Interest, net	—	—	—	—	—
Earnings before taxes	$24	$—	$—	$—	$24
Taxes	6	—	(2)	—	4
Earnings from continuing operations	$18	$—	$2	$—	$20
Earnings from discontinued operations	—	8	—	264	272
Net earnings attributable to Campbell Soup Company	$18	$8	$2	$264	$292
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.06	$—	$.01	$—	$.07
Diluted earnings per share - discontinued operations	—	.03	—	.87	.90
Diluted net earnings per share attributable to Campbell Soup Company	$.06	$.03	$.01	$.87	$.97

	Six Months Ended
	January 26, 2020			January 27, 2019
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$1,480	$2	$1,482	$1,432	$21	$1,453	2%
Gross margin percentage	34.1%		34.1%	32.7%		33.2%
Marketing and selling expenses	443	(2)	441	432	(4)	428
Administrative expenses	282	(21)	261	294	(23)	271
Research and development expenses	44	(1)	43	43	(1)	42
Other expenses / (income)	34	(53)	(19)	(8)	—	(8)
Restructuring charges	10	(10)	—	20	(20)	—
Earnings before interest and taxes	$667	$89	$756	$651	$69	$720	5%
Interest, net	226	(75)	151	181	—	181
Earnings before taxes	$441	$164	$605	$470	$69	$539
Taxes	101	47	148	114	15	129
Effective income tax rate	22.9%		24.5%	24.3%		23.9%
Earnings from continuing operations	$340	$117	$457	$356	$54	$410	11%
Earnings (loss) from discontinued operations	1,034	(998)	36	(221)	285	64	(44)%
Net earnings attributable to Campbell Soup Company	$1,374	$(881)	$493	$135	$339	$474	4%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$1.12	$.39	$1.51	$1.18	$.18	$1.36	11%
Diluted earnings (loss) per share - discontinued operations	3.41	(3.29)	.12	(.73)	.94	.21	(43)%
Diluted net earnings per share attributable to Campbell Soup Company*	$4.53	$(2.91)	$1.63	$.45	$1.12	$1.57	4%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.

	Six Months Ended
	January 26, 2020
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Loss on extinguishment of debt (2)	Pension settlement (3)	Divestitures (4)	Adjustments
Gross margin	$2	$—	$—	$—	$2
Marketing and selling expenses	(2)	—	—	—	(2)
Administrative expenses	(21)	—	—	—	(21)
Research and development expenses	(1)	—	—	—	(1)
Other expenses / (income)	—	—	11	(64)	(53)
Restructuring charges	(10)	—	—	—	(10)
Earnings before interest and taxes	$36	$—	$(11)	$64	$89
Interest, net	—	(75)	—	—	(75)
Earnings before taxes	$36	$75	$(11)	$64	$164
Taxes	9	18	(3)	23	47
Earnings from continuing operations	$27	$57	$(8)	$41	$117
Earnings from discontinued operations	—	—	—	(998)	(998)
Net earnings attributable to Campbell Soup Company	$27	$57	$(8)	$(957)	$(881)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.09	$.19	$(.03)	$.14	$.39
Diluted earnings per share - discontinued operations	—	—	—	(3.29)	(3.29)
Diluted net earnings per share attributable to Campbell Soup Company*	$.09	$.19	$(.03)	$(3.16)	$(2.91)
*The sum of individual per share amounts may not add due to rounding.

	Six Months Ended
	January 27, 2019
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Divestitures (4)	Tax reform (5)	Impairment charges (6)	Adjustments
Gross margin	$21	$—	$—	$—	$21
Marketing and selling expenses	(4)	—	—	—	(4)
Administrative expenses	(23)	—	—	—	(23)
Research and development expenses	(1)	—	—	—	(1)
Restructuring charges	(20)	—	—	—	(20)
Earnings before interest and taxes	$69	$—	$—	$—	$69
Interest, net	—	—	—	—	—
Earnings before taxes	$69	$—	$—	$—	$69
Taxes	17	—	(2)	—	15
Earnings from continuing operations	$52	$—	$2	$—	$54
Earnings from discontinued operations	1	9	—	275	285
Net earnings attributable to Campbell Soup Company	$53	$9	$2	$275	$339
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.17	$—	$.01	$—	$.18
Diluted earnings per share - discontinued operations	—	.03	—	.91	.94
Diluted net earnings per share attributable to Campbell Soup Company*	$.18	$.03	$.01	$.91	$1.12
*The sum of individual per share amounts may not add due to rounding.

(millions, except per share amounts)	Year Ended July 28, 2019
Gross margin, as reported	$2,693
Add: Restructuring charges, implementation costs and other related costs (1)	18
Adjusted Gross margin	$2,711
Adjusted Gross margin percentage	33.4%
Earnings before interest and taxes, as reported	$979
Add: Restructuring charges, implementation costs and other related costs (1)	121
Add: Pension settlement (3)	28
Add: Impairment charges (6)	16
Add: Pension and postretirement benefit mark-to-market adjustments (7)	122
Adjusted Earnings before interest and taxes	$1,266
Interest, net, as reported	$354
Adjusted Earnings before taxes	$912
Taxes on earnings, as reported	$151
Add: Tax benefit from restructuring charges, implementation costs and other related costs (1)	29
Add: Tax benefit from pension settlement (3)	6
Deduct: Tax expense from tax reform (5)	(2)
Add: Tax benefit from impairment charges (6)	3
Add: Tax benefit from pension and postretirement benefit mark-to-market adjustments (7)	29
Adjusted Taxes on earnings	$216
Adjusted effective income tax rate	23.7%
Earnings from continuing operations, as reported	$474
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	92
Add: Net adjustment from pension settlement (3)	22
Add: Net adjustment from tax reform (5)	2
Add: Net adjustment from impairment charges (6)	13
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (7)	93
Adjusted Earnings from continuing operations	$696
Loss from discontinued operations, as reported	$(263)
Add: Net adjustment from divestitures (4)	61
Add: Net adjustment from impairment charges (6)	287
Add: Net adjustment from total pension benefit mark-to-market adjustments (7)	9
Adjusted Earnings from discontinued operations	$94
Adjusted Net earnings attributable to Campbell Soup Company	$790
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$1.57
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.30
Add: Net adjustment from pension settlement (3)	.07
Add: Net adjustment from tax reform (5)	.01
Add: Net adjustment from impairment charges (6)	.04
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (7)	.31
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$2.30
Diluted loss per share - discontinued operations, as reported	$(.87)
Add: Net adjustment from divestitures (4)	.20
Add: Net adjustment from impairment charges (6)	.95
Add: Net adjustment from total pension benefit mark-to-market adjustments (7)	.03
Adjusted Diluted earnings per share - discontinued operations	$.31

(millions, except per share amounts)	Year Ended July 28, 2019
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$.70
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.30
Add: Net adjustment from pension settlement (3)	.07
Add: Net adjustment from divestitures (4)	.20
Add: Net adjustment from tax reform (5)	.01
Add: Net adjustment from impairment charges (6)	.99
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (7)	.34
Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$2.62
*The sum of individual per share amounts may not add due to rounding.

Net Debt
Management believes that net debt from continuing operations is a non-GAAP measure that provides additional comparisons between the company's financial position at January 26, 2020, and January 27, 2019, and also a useful perspective on the financial condition of the business. Cash and cash equivalents are available to repay outstanding debt upon maturity.

(millions)	January 26, 2020	January 27, 2019
Short-term borrowings	$902	$1,177
Long-term debt	4,919	7,996
Total debt - continuing operations	$5,821	$9,173
Less: Cash and cash equivalents	(58)	(46)
Net debt - continuing operations	$5,763	$9,127

Net Debt to Adjusted EBITDA
Net debt to adjusted EBITDA is net debt divided by adjusted earnings before interest, taxes, depreciation, and amortization. Management believes that net debt to adjusted EBITDA is a useful metric to evaluate the company's financial leverage. Net debt to adjusted EBITDA is not a financial measure under GAAP and may not be defined and calculated by other companies in the same manner.

	(a)	(b)	(c)	= (a)-(b)+(c)
	Twelve Months Ended	Six Months Ended	Six Months Ended	Trailing Twelve Months
	July 28, 2019	January 27, 2019	January 26, 2020	January 26, 2020
Earnings from continuing operations, as reported	$474	$356	$340	$458
Add: Restructuring charges, implementation costs and other related costs (1)	92	52	27	67
Add: Loss on extinguishment of debt (2)	—	—	57	57
Add (Deduct): Pension settlement (3)	22	—	(8)	14
Add: Divestitures (4)	—	—	41	41
Add: Tax reform (5)	2	2	—	—
Add: Impairment charges (6)	13	—	—	13
Add: Pension and postretirement benefit mark-to-market (7)	93	—	—	93
Adjusted Earnings from continuing operations	$696	$410	$457	$743
Taxes on earnings, as reported	$151	$114	$101	$138
Add: Restructuring charges, implementation costs and other related costs (1)	29	17	9	21
Add: Loss on extinguishment of debt (2)	—	—	18	18
Add (Deduct): Pension settlement (3)	6	—	(3)	3
Add: Divestitures (4)	—	—	23	23
Deduct: Tax reform (5)	(2)	(2)	—	—
Add: Impairment charges (6)	3	—	—	3
Add: Pension and postretirement benefit mark-to-market (7)	29	—	—	29
Adjusted Taxes on earnings	$216	$129	$148	$235
Interest, net, as reported	$354	$181	$226	$399
Deduct: Loss on extinguishment of debt (2)	—	—	(75)	(75)
Adjusted Interest, net	$354	$181	$151	$324
Earnings before interest and taxes, as reported	$979	$651	$667	$995
Add: Restructuring charges, implementation costs and other related costs (1)	121	69	36	88
Add (Deduct): Pension settlement (3)	28	—	(11)	17
Add: Divestitures (4)	—	—	64	64
Add: Impairment charges (6)	16	—	—	16
Add: Pension and postretirement benefit mark-to-market (7)	122	—	—	122
Adjusted Earnings before interest and taxes	$1,266	$720	$756	$1,302
Depreciation and amortization, as reported	$446	$241	$162	$367
Add (Deduct): Restructuring charges, implementation costs and other related costs (1)	(18)	(21)	(2)	1
Deduct: Depreciation and amortization, discontinued operations	(83)	(54)	—	(29)
Adjusted Depreciation and amortization from continuing operations	$345	$166	$160	$339
Adjusted Earnings before interest, taxes, depreciation and amortization	$1,611	$886	$916	$1,641

				January 26, 2020
Net debt				$5,763

Net debt to Adjusted EBITDA				3.5